SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 14, 2017 (August 8, 2017)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2017, National Health Investors ("NHI"), executed the Third Amendment to the Note Purchase Agreement dated as of November 3, 2015, as amended, by and among NHI and American General Life Insurance Company, The United States Life Insurance Company in the City of New York, the Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA to generally conform the provisions of the note purchase agreement to those of the recently announced bank credit facility.

In addition, on August 8, 2017, NHI executed the Fifth Amendment to Note Purchase Agreement, dated as of January 13, 2015, as amended, by and among NHI and The Prudential Insurance Company of America and the other holders of Notes, to generally conform the provisions of the note purchase agreement to those of the recently announced bank credit facility.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99.1	Third Amendment to the Note Purchase Agreement dated as of November 3, 2015, made and entered into as of August 8, 2017
99.2	Fifth Amendment to Note Purchase Agreement dated January 13, 2015, made and entered into as of August 8, 2017
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/Roger Hopkins
Name:    Roger Hopkins
Title:     Principal Accounting Officer
Date:    August 14, 2017